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                                                               EXHIBIT 10.17

                          STRATEGIC SERVICES AGREEMENT

         STRATEGIC SERVICES AGREEMENT, dated as of July 1, 1997, by and between JEH ACQUISITION CORP., a Delaware corporation (the "Corporation"), and TDA INDUSTRIES, INC., a New York corporation (the "Manager").

                                   WITNESSETH:

         WHEREAS, the Corporation, contemporaneously herewith, is acquiring, pursuant to that certain Asset Purchase Agreement by and among the Corporation as "Buyer", JEH Company, a Texas corporation, as "Seller", and James E. Helzer as "Shareholder" of Seller, dated July 8, 1997 (the "Asset Purchase Agreement"), substantially all of the assets of Seller, including Seller's business operations in Texas, Colorado, Indiana and other states (the "Acquired Business"); and

         WHEREAS, the Manager advises other companies in the same or similar business as the Acquired Business, including, without limitation, its own business, Eagle Supply, Inc., a Florida corporation, which is in the identical business as the Acquired Business; and

         WHEREAS, the Corporation desires to engage the Manager to perform certain management, strategic planning, and other advisory services for the Corporation in connection with the Acquired Business under the terms and subject to the conditions hereinafter set forth, and the Manager desires to be so engaged.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. ENGAGEMENT AND DUTIES. (a) The Corporation hereby engages the Manager to provide to the Corporation management and strategic planning and direction services, banking negotiation services, investor relation services, and advisory services regarding acquisitions, which such services may include, without limitation, (i) identifying and evaluating business entities and enterprises which may present appropriate investment or acquisition opportunities for the Corporation, (ii) negotiating the terms and conditions of, and arranging financing for, acquisitions ("Acquisitions"), and (iii) generally advising and assisting the Corporation's management with respect to the foregoing and the business and affairs of the Corporation.

                  (b) With respect to the performance of its duties hereunder, the Manager shall at all times be subject to the direction and control of the Corporation's Board of Directors, and observe and comply with such rules, regulations, policies and practices as the Corporation's Board of Directors may from time to time establish. In particular, without the

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prior approval of the Corporation's Board of Directors, the Manager shall not have authority (i) to commit the Corporation to make any Acquisition, (ii) to sell, exchange or otherwise dispose of any asset acquired through an Acquisition, (iii) to waive any right or take or consent to any action that would materially and adversely affect the rights of the Corporation in respect of any actual or proposed Acquisition, or (iv) incur reimbursable expenses on behalf of the Corporation.

                  (c) From time to time, the Manager shall consult with the Board of Directors of the Corporation with respect to the administration of the business of the Corporation, and shall prepare and furnish to the Board of Directors such summary reports as may be reasonably requested by the Corporation. The Corporation's management shall cooperate with the Manager and shall furnish to it any documents or information necessary or appropriate for the performance of its duties hereunder.

                  (d) Neither the Manager nor any employee or agent thereof shall be required to devote any minimum amount of time to the performance of its duties hereunder, or report on or perform its duties hereunder on a fixed or periodic basis. The Manager or any employee or agent thereof may engage or participate in such other activities incidental to any other employment, occupation or business venture or enterprise which do not materially interfere with its ability to perform its duties hereunder.

                  (e) The Manager hereby accepts such engagement and agrees that throughout the period of its engagement it shall perform the duties incidental to its engagement hereunder.

         2. TERM. The engagement of the Manager hereunder shall commence on the Closing Date (as defined in the Asset Purchase Agreement) and continue until the fifth anniversary of the date thereof; PROVIDED, HOWEVER, that the Corporation may terminate this Agreement for cause. For purposes hereof, cause for removal of the Manager shall mean (a) any action by the Manager which has been found by a final judicial determination of a court of competent jurisdiction, not subject to further appeal, to constitute fraud against the Corporation, (b) the conviction of the Manager or any affiliate thereof in connection with his, her or its services with respect to Corporation matters of a felony, or (c) any willful or reckless material violation by the Manager of its obligations to the Corporation pursuant to this Agreement, as found by a final judicial determination of a court of competent jurisdiction, not subject to further appeal. Five (5) business days prior written notice of termination of this Agreement for cause, specifically setting forth the cause for removal, shall be given to the Manager.

         3. MANAGEMENT FEE. In consideration for the Manager's services hereunder, the Corporation shall pay to the Manager a monthly fee during the term of this Agreement. Such fee shall be $15,000 per month during the period commencing on the date hereof and continuing until December 31, 1999. Commencing on January 1, 2000, the monthly fee shall increase to $20,000.

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         4. EXPENSES. The Manager shall pay all of its ordinary day-to-day out-of-pocket expenses incurred in providing services to the Corporation. The Manager may provide for and receive reimbursement from any third party of any such expenses.

         5. EXCULPATION; INDEMNIFICATION. (a) Neither the Manager nor any of its respective affiliates, nor any of their respective officers, directors, partners, employees or agents, shall be liable, in damages or otherwise, to the Corporation for any act or omission performed or omitted by any such person pursuant to authority granted by this Agreement, except if such act or omission results from gross negligence, willful misconduct or bad faith, or a knowing and material violation of the provisions of this Agreement. The Manager shall be entitled to rely in good faith on the advice of counsel to the Corporation, the Corporation's accountants or other independent experts retained by the Corporation experienced in the matter at issue, and any act or omission of the Manager in reasonable reliance on such advice shall in no event subject the Manager to liability to the Corporation.

                  (b) The Corporation, to the fullest extent permitted by law, shall indemnify and hold harmless the Manager, its affiliates, and their respective officers, directors, partners, employees and agents (collectively, the "Indemnified Persons") from and against any and all claims or liabilities of any nature whatsoever, including legal fees and other expenses reasonably incurred, arising out of, or in connection with any action taken or omitted by any such Indemnified Person by or on behalf of the Corporation pursuant to authority granted by this Agreement, except where found by a court of competent jurisdiction to be attributable to the gross negligence, willful misconduct or bad faith of any such person, or a knowing and material violation by such person of the provisions of this Agreement.

                  (c) Any Indemnified Person entitled to indemnification from the Corporation hereunder shall obtain the written consent of the Board of Directors of the Corporation prior to entering into any compromise or settlement which would result in an obligation of the Corporation to indemnify such Indemnified Person. If such Indemnified Person shall actually recover any amounts under any applicable insurance policies, it shall offset the net proceeds so received against any amounts owed by the Corporation by reason of the indemnification provided hereunder or, if all such amounts shall have been paid by the Corporation in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Corporation to such Indemnified Person) to the Corporation.

                  (d) The satisfaction of any indemnification pursuant to this Section 5 shall be from and limited to Corporation assets.

         6. NATURE OF ENGAGEMENT. The Manager is engaged as, and shall be deemed for all purposes to be, an independent contractor with respect to the Corporation. In particular, the Corporation shall not withhold, deduct or otherwise be obligated to pay, or be accountable for, any federal, state or local taxes or FICA contributions due from or on behalf of the Manager or any of its employees or agents. Except as expressly provided

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herein, no provision hereof is intended, or shall be deemed, to create any corporation, joint venture or association among the parties hereto, or to authorize or empower any party hereto to act on behalf of, obligate, or bind any other party hereto.

         7. PERMITTED ACTIVITIES OF MANAGER. The Corporation acknowledges that the Manager, certain affiliates of the Manager, and certain personnel of the Manager are currently providing and will continue to provide services similar to those being provided to Corporation hereunder to other entities which may be deemed to be in competition with the Corporation, including, without limitation, Eagle Supply, Inc. Nothing in this Agreement shall limit the Manager, its affiliates, or its personnel from continuing or expanding such services to any other businesses, whether or not in the same industry as the Corporation.

         8. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned, in whole or in part, by any party hereto, without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect; provided, however, that the Corporation's consent shall not be required if the Manager assigns this Agreement to any of its subsidiaries, including, without limitation, Eagle Supply, Inc. (a Florida corporation), Eagle Supply Group, Inc. (a Delaware corporation), or Pemberton Services Corp. (a Florida corporation). This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

         9. NOTICES. Any notice or demand required or permitted to be given or made to or upon any party hereto pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if
(i) in writing and delivered by hand against receipt, or sent by certified or registered mail, postage prepaid, return receipt requested, or (ii) sent by telegram, telecopy, telex or other electronic means and followed by a copy delivered or sent in the manner provided in clause (i) above, as follows:

                  To the Corporation, at:   JEH Acquisition Corp.
                                                     c/o TDA Industries
                                                     122 East 42nd Street
                                                     Suite 1116
                                                     New York, New York 10168
                                                     Attn: Frederick M. Friedman

                  To the Manager, at:       TDA Industries, Inc.
                                                     122 East 42nd Street
                                                     Suite 1116
                                                     New York, New York 10168
                                                     Attn: Douglas P. Fields


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                  with a copy to:           Nathaniel L. Doliner
                                                  Carlton, Fields, Ward,
                                                  Emmanuel, Smith & Cutler, P.A.
                                                  One Harbour Place
                                                  P.O. Box 3239
                                                  Tampa, Florida 33601-3239


or to such other address as any party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be the earlier of the date of actual receipt, or five business days after such notice or demand is sent, or, if sent in accordance with clause (ii), the business day next following the day such notice or demand is actually transmitted.

         10. AMENDMENT. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

         11. WAIVER. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         12. GOVERNING LAW. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the provisions thereof relating to choice or conflict of laws.

         13. JURISDICTION; SERVICE OF PROCESS. Each party hereto hereby irrevocably (a) consents to the exclusive jurisdiction of the courts of the County of New York, State of New York, and of any federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to venue in the County of New York, State of New York, and (c) agrees that service of process in connection with any such proceeding may be effected by mailing same in the manner provided in Section 9 hereof.

         14. SEVERABILITY. The parties hereto intend that each provision hereof constitutes a separate agreement among them. Accordingly, the provisions hereof are severable and in the event that any provision of this Agreement shall be deemed invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of

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the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                 JEH ACQUISITION CORP.

                                                 By: /s/ Frederick M. Friedman
                                                     --------------------------
                                                 Name: Frederick M. Friedman
                                                 Title: Executive Vice President

                                                 TDA INDUSTRIES, INC.

                                                 By: /s/ Douglas P. Fields
                                                     --------------------------
                                                 Name: Douglas P. Fields
                                                 Title: Chief Executive Officer


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                 FIRST AMENDMENT TO STRATEGIC SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO STRATEGIC SERVICES AGREEMENT (this "First Amendment") is made effective as of the 30th day of April, 1998, by JEH/EAGLE SUPPLY, INC., a Delaware Corporation, formerly known as JEH Acquisition Corp. (the "Company"), and TDA INDUSTRIES, INC., a New York Corporation (the "Manager") amending that certain Strategic Services Agreement between the parties dated as of July 1, 1997 (the "Agreement").

         1. Section 3 (A) of the Agreement is amended in its entirety to read as follows:

                  (A) MANAGEMENT FEE. In consideration for the
         Manager's services hereunder, commencing upon the closing of the proposed initial public offering of securities of Eagle Supply Group, Inc., a Delaware Corporation ("ESG"), and the consummation of the sale and transfer of the Company to ESG, and until December 31, 1999, the Company shall pay to the Manager a monthly fee of Three Thousand Dollars ($3,000). Commencing on January 1, 2000, and during the remaining term of this Agreement, the Company shall pay to the Manager a monthly fee of Fifteen Thousand Dollars ($15,000).

         2. Except for this First Amendment, the Agreement remains unchanged, and is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first above written.

                                      JEH/EAGLE SUPPLY, INC.

                                      By: /s/ Douglas P. Fields, CEO
                                          --------------------------
                                               Douglas P. Fields,
                                               Chief Executive Officer

                                      TDA INDUSTRIES, INC.

                                      By: /s/ Douglas P. Fields, President
                                          --------------------------------
                                               Douglas P. Fields
                                               President